EXHIBIT 10.23

ZIONS BANCORPORATION

2005 STOCK OPTION AND INCENTIVE PLAN

STANDARD STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”) is made and entered into as of the date set forth on Exhibit A (the “Grant Date”) by and between Zions Bancorporation, a Utah corporation (the “Company”), and the person named on Exhibit A (the “Grantee”) pursuant to the Company’s 2005 Stock Option and Incentive Plan (the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.

1.    Grant of Stock Option. Pursuant and subject to the Plan and this Agreement, the Company hereby grants to the Grantee the right and option (an “Option”) to purchase all or any part of the aggregate number of shares of the Company’s Common Stock (the “Common Stock”) set forth on Exhibit A at the purchase price per share set forth on Exhibit A (the “Option Exercise Price”).

2.    Term of Option. This Option shall expire on the date set forth on Exhibit A (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of the Plan or Section 4 of this Agreement.

3.    Vesting. Except as otherwise provided in this Agreement or in the Plan, this Option (i) shall vest as set forth on Exhibit A and shall be exercisable only to the extent that it has vested and (ii) shall cease to vest and not be exercisable upon Grantee’s Termination of Employment.

4.    Termination of Employment.

4.1    Termination of Employment by Grantee for any Reason or By the Company for Cause. Except to the extent otherwise provided in Sections 4.2 through 4.5 below, this Option, whether or not vested and to the extent not therefore exercised, shall terminate, and there shall be no further vesting or exercise, immediately upon (i) the Grantee’s Termination of Employment at Grantee’s election for any reason or (ii) Grantee’s Termination of Employment by the Company for Cause.

4.2    At Election of Company or a Related Entity. Upon the Termination of Employment of Grantee at the election of the Company or a Related Entity (other than in circumstances governed by Section 4.1 above or Section 4.3 through 4.5 Grantee below), there shall be no further vesting, but Grantee may exercise this Option on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise this Option on the date of the Termination of Employment; and (ii) exercise must occur within three (3) months after the Termination of Employment but in no event after the Expiration Date.

4.3    Retirement.

(a) Subject to Section 4.3(c) below, upon Termination of Employment of Grantee by reason of Grantee’s Retirement in circumstances other than those described in Section 4.3(b) below, (i) this Option shall cease vesting upon Retirement and (ii) this Option, to the extent vested and exercisable on the date of Retirement, may be exercised until the earlier of (x) the third anniversary of the date of Retirement and (y) the Expiration Date.

(b) Subject to Section 4.3(c) below, upon the Termination of Employment of Grantee by reason of the Grantee’s Retirement at age 60 or older after 5 or more years of service, this Option shall continue to vest as set forth on Exhibit A and Grantee may exercise this Option until the earlier of (i) the third anniversary of the date of Retirement and (ii) the Expiration Date.

(c) In circumstances in which Section 4.3(a) or (b) would otherwise allow for continued vesting and/or exercise, this Option, whether or not then vested and to the extent not theretofore exercised, shall terminate, and there shall be no further vesting or exercise, immediately upon (i) Grantee’s commencement of, or agreement to commence, employment with or provision of services (whether as a director, consultant or otherwise) to another company that is in the financial services industry unless such employment or provision of services is specifically approved by the Committee, (ii) Grantee’s making any derogatory or damaging statements (verbally, in writing or otherwise) about the Company or any of its affiliates, the management or the board of directors of the Company or any affiliate, the products, services or business condition of the Company or any affiliate in any public way to anyone who could make those statements public or to customers of, vendors to or counterparties of the Company, or (iii) Grantee violating any duty of confidentiality owed to the Company or its affiliates under the policies or procedures of the Company and its affiliates, including the Company’s employee handbook, code of conduct and similar materials, or under federal or state law, or Grantee misappropriating or misusing any proprietary information or assets of the Company and its affiliates, including intellectual property rights.

4.4    Disability. Upon the Termination of Employment of Grantee by reason of Disability, Options that are unvested as of such date shall immediately vest in full and Grantee may exercise this Option on the following terms and conditions: exercise must occur within six (6) months after the Termination of Employment but in no event after the Expiration Date.

4.5    Death. If Grantee dies during the period in which this Option is exercisable, whether pursuant to its terms or pursuant to Section 4.2 through 4.4 above, Options that are unvested as of such date shall immediately vest [in full] and this Option shall be exercisable on the following terms and conditions: exercise must occur within six (6) months after the date of the Grantee’s death. Any such exercise of this Option following Grantee’s death shall be made only by Grantee’s executor (or administrator) or only by the recipient of such specific disposition. If Grantee’s executor (or administrator) or the recipient of a specific disposition under Grantee’s will shall be entitled to exercise this Option pursuant to the preceding sentence, such executor (or administrator) or recipient shall be bound by all the terms and conditions of the Plan and this Agreement which would have applied to the Grantee.

5.    Manner of Exercise.

5.1    Stock Option Exercise Agreement. To exercise this Option, Grantee (or in the case of exercise after Grantee’s death, Grantee’s executor, administrator or recipient of a specific disposition) must deliver to the Company an executed stock option exercise agreement in such form as may be required by the Company from time to time (the “Exercise Agreement”), which shall set forth, among other things, Grantee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the shares of Common Stock and any representations, warranties and agreements regarding Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Grantee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

5.2    Payment. The Exercise Agreement shall be accompanied by full payment for the shares of Common Stock being purchased (the “Exercise Price”). Such payment shall be made (i) in cash (by check), (ii) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under the Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and cash for any remaining portion of the exercise price or (iii) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer. Any shares of Common stock delivered in payment of the Exercise Price shall be fully paid and free and clear of all liens, claims, encumbrances and security interests.

5.3    Tax Withholding. Prior to the issuance of the shares of Common Stock upon exercise of this Option, Grantee must pay, or otherwise provide for to the satisfaction of the Company, any applicable federal or state withholding obligations of the Company.

5.4    Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 shares of Common Stock unless it is exercised as to all shares as to which this Option is then exercisable.

5.5    Other Conditions. The Committee may require that Grantee comply with such other procedures relating to the exercise of this Option and delivery of shares pursuant to such exercise as the Committee may determine, including the use of specified broker-dealers and the manner in which Grantee shall satisfy tax withholding obligations with respect to such shares.

5.6    Issuance of Shares. As promptly as is practicable after the receipt of the Exercise Agreement, in form and substance satisfactory to the Company, payment of the Exercise Price and satisfaction of Sections 5.3 through 5.5 above, the Company shall issue the shares of Common Stock registered in the name of Grantee, Grantee’s authorized assignee or Grantee’s legal representative. The Company may postpone such delivery until it receives satisfactory proof that the issuance of such shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Grantee understands that the Company is under no obligation to register or qualify the shares of Common

Stock with the SEC, any state securities commission or any stock exchange to effect such compliance.

6.    Right of Offset. The Company shall have the right to offset against the obligation to deliver shares of Common Stock in respect of any exercise of this Option, any outstanding amounts then owed by Grantee to the Company.

7.    Nontransferability of Option. This Option shall not be assignable or transferable by Grantee other than by will or by the laws of descent and distribution, and shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 7 shall be void.

8.    Privileges of Stock Ownership. Grantee shall not have any of the rights of a stockholder of the Company with respect to any shares of Common Stock subject to the issuance of such shares to Grantee. Except as otherwise provided in Section 1.6(c) of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

9.    No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue in the employ of, or other relationship with, the Company or any Related Entity, or limit in any way the right of the Company or any Related Entity to terminate Grantee’s employment or other relationship at any time, with or without Cause.

10.    Non-Qualified Options; Incentive Stock Options. It is intended that this Option shall be treated as an incentive stock option to the maximum extent permitted by the Plan (including Sections 2.3 (f) and (g) thereof) and the Code, and that the remainder of this Option, if any, shall be treated as a non-qualified option.

11.    Change in Control. Subject to the terms of the Plan, Grantee shall be entitled to the benefits of Section 3.7 of the Plan with respect to this Option.

12.    Entire Agreement. This Option is granted pursuant to the Plan and this Option and Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated herein by reference. This Agreement, the Plan and such other documents as may be executed in connection with the exercise of this Option constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

13.     Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

14.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement and the Plan shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

15.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah without regard to that body of law pertaining to choice of law or conflict of laws.

16.    Regulatory Matters/Compliance with Laws. In the event that the grant, exercise, lapse of restrictions, payment, settlement, or accrual of this award or any term of this award is restricted or prohibited or otherwise conflicts with any applicable statute (including, without limitation, the Emergency Economic Stabilization Act of 2008, as amended) or any applicable regulation or other guidance thereunder, or any agreement or arrangement with or restriction imposed by, the United States Department of the Treasury, any bank regulatory agency or any other governmental agency (a “Governmental Restriction”), in each case, as determined by Committee in its sole discretion, then the Committee may unilaterally modify the terms of this award in such manner as the Committee determines in its sole discretion to be necessary to avoid such restriction or prohibition or eliminate such conflict, all without the further consent of Grantee, such consent being given through Grantee’s acceptance of this award. Such modifications may include, without limitation, the modification of this award into an award of another type (such as restricted stock award), a reduction of the number of shares covered by this award or any such modified award, the addition of grant, exercise, vesting or lapse of restrictions conditions, the delay or cessation of exercise, lapse of restrictions, payment, settlement, or accrual of this award, and the cancellation for no consideration of all or a portion of this award. In addition, any shares of Common Stock acquired by Grantee pursuant to this award, or any proceeds from the disposition of any such shares, shall be subject to forfeiture and return to the Company to the extent required by a Governmental Restriction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

    ZIONS BANCORPORATION

By:    /s/ Harris H. Simmons